Exhibit 10.3

THIRD AMENDMENT
TO THE
CARDINAL HEALTH DEFERRED COMPENSATION PLAN
(As Amended and Restated January 1, 2016)

Background Information

A.
Cardinal Health, Inc. (“Cardinal Health”) previously adopted and currently maintains the Cardinal Health Deferred Compensation Plan (the “Plan”) for the benefit of a select group of management and highly compensated employees of Cardinal Health and its subsidiaries and affiliates.

B.
Section 7.1 of the Plan provides that the Plan may be amended at any time through a written resolution adopted or approved by the Financial Benefit Plans Committee (“FBPC”) with respect to any amendment that, when aggregated with any other amendment or amendments approved on the same date, is reasonably expected to have an annual financial impact on Cardinal Health of $5 million or less.

C.
The FBPC has concluded that the amendment set forth below, when aggregated with any other amendments set to be approved on the same date, is reasonably expected to have an annual financial impact on Cardinal Health of less than $5 million.

D.	The FBPC desires to amend the Plan to: (1) update and clarify the Plan’s claims and appeals procedures; and (2) clarify authority to amend the Plan.

Amendment of the Cardinal Health Deferred Compensation Plan

The Plan is hereby amended as set forth below, effective as of April 1, 2018.

1.	Section 6.4 of the Plan is hereby amended in its entirety to read as follows:

“6.4    Filing Claims. Any Participant, Beneficiary or other individual (hereinafter the “claimant”) entitled to benefits under the Plan, or otherwise eligible to participate herein, shall be required to make a claim with the Administrative Committee (or its designee) requesting payment or distribution of such Plan benefits (or written confirmation of Plan eligibility, as the case may be), on such form or in such manner as the Administrative Committee shall prescribe. Unless and until a claimant makes proper application for benefits in accordance with the rules and procedures established by the Administrative Committee, such claimant shall have no right to receive any distribution from or under the Plan. If a claimant’s application is wholly or partially denied, the procedures set forth in Appendix A shall apply.”

2.	Section 6.5 of the Plan is hereby amended in its entirety to read as follows:

“6.5    [Reserved.]”

3.	Section 6.6 of the Plan is hereby amended in its entirety to read as follows:

“6.6    [Reserved.]”

4.	Section 7.1(B) of the Plan is amended by replacing the word “and” at the end thereof with the word “or.”

5.	A new Appendix A is hereby added to the Plan to read as follows:

“Appendix A - Claims and Appeals

A Participant or Beneficiary (hereinafter, the “claimant”) or his or her authorized representative may file (or may be deemed to have filed) a claim under the Plan pursuant to rules and procedures established by the Administrative Committee. The claims fiduciary designated by the Administrative Committee shall determine initial claims.

A.
DENIAL OF CLAIM. If any claim under the Plan (other than a claim based on Total Disability) is wholly or partially denied by the claims fiduciary, the claimant shall be given notice of the denial. This notice shall be furnished in writing or electronically, within a reasonable period of time after receipt of the claim by the claims fiduciary. This period shall not exceed 90 days after receipt of the claim, except that if special circumstances require an extension of time, written notice of the extension (which shall not exceed an additional 90 days) shall be furnished to the claimant. The notice of denial shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

(i)	the specific reasons for the denial;

(ii)	specific references to the Plan provisions on which the denial is based;

(iii)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;

(iv)
an explanation that a full and fair review of the denial by the claims fiduciary may be requested by the claimant or his or her authorized representative by filing with the Administrative Committee a written request for review within 60 days of the notice of denial;

(v)
an explanation that if a review is requested, the claimant or his or her authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period referenced in subsection (iv) above;

(vi)	a statement of the claimant’s right to bring a civil action under section 502 of ERISA; and

(vii)	such other information as may be required to be included in the notice of denial under ERISA.

B.
APPEAL OF DENIED CLAIM. If a claimant requests a review of a claim that was wholly or partially denied by the claims fiduciary, such review shall be conducted by the Administrative Committee. The Administrative Committee’s decision upon review shall be made no later than 60 days following receipt of the written request for review, unless special circumstances require an extension of time for processing, in which case the claimant shall be notified of the need for such extension of time prior to the expiration of such 60-day period. In no event shall the Administrative Committee’s decision upon review be made later than 120 days following receipt of the written request for review. If a claim is wholly or partially denied upon review, the claimant shall be given written or electronic notice of the decision promptly. The notice shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

(i)	the specific reasons for the denial;

(ii)	specific references to the Plan provisions on which the denial is based;

(iii)	a statement that the claimant is entitled to receive documents and information relevant to the claim;

(iv)	a statement that the claimant may bring a civil action under section 502 of ERISA; and

(v)	such other information as may be required under ERISA.

C.
DENIAL OF CLAIM BASED ON TOTAL DISABILITY. If any claim under the Plan based on Total Disability is wholly or partially denied by the claims fiduciary, the claimant shall be given notice of the denial. This notice shall be furnished in writing or electronically, within a reasonable period of time after receipt of the claim by the claims fiduciary. This period shall not exceed 45 days after receipt of the claim, except that such 45-day period may be extended by 30 days if an extension is necessary to process the claim due to matters beyond the control of the claims fiduciary. A written notice of the extension, and when the claims fiduciary expects to decide the claim, will be furnished to the claimant within the initial 45-day period. This period may be extended for an additional 30 days beyond the original extension. If an additional 30-day extension is needed, a written notice of the additional extension, including the reason for the additional extension and when the claims fiduciary expects to decide the claim, will be furnished to the claimant before the end of the first 30-day extension period. However, if a period of time is extended due to a claimant’s failure to submit information necessary to decide a claim, the period for making a determination by the claims fiduciary will be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

The notice of denial shall be written in a culturally and linguistically appropriate manner pursuant to the rules set forth at 29 C.F.R. § 2560.503-1(o), and in a manner calculated to be understood by the claimant, and shall set forth the following information:

(i)	the specific reasons for the denial;

(ii)	specific references to the Plan provisions on which the denial is based;

(iii)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;

(iv)
a description of the Plan’s appeals procedures and applicable time limits, including a statement that a full and fair review of the denial by the claims fiduciary may be requested by the claimant or his or her authorized representative by filing with the Administrative Committee a written request for review within 60 days of the notice of denial and, to the extent applicable, a statement of the right to bring a civil action under section 502(a) of ERISA following an adverse determination on review;

(v)
a discussion of the decision, including an explanation of the basis for disagreeing with, or not following: (i) the views presented by the claimant to the claims fiduciary of healthcare professionals treating the claimant and vocational professionals who evaluated the claimant; (ii) the views of medical or vocational experts whose advice was obtained on behalf of the claims fiduciary in connection with a claimant’s adverse determination, without regard to whether the advice was relied upon in making the determination; and (iii) a disability determination regarding the claimant presented by the claimant to the claims fiduciary made by the Social Security Administration;

(vi)
if the determination is based on medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the relevant medical circumstances, or a statement that such explanation will be provided free of charge upon request;

(vii)
either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination, or a statement that such rules, guidelines, protocols, standards, or other similar criteria of the Plan do not exist;

(viii)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to his or her claim;

(ix)
an explanation that if a review is requested, the claimant or his or her authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period referenced in subsection (iv) above;

(x)	a statement of the claimant’s right to bring a civil action under section 502 of ERISA; and

(xi)	such other information as may be required to be included in the notice of denial under ERISA.

D.
APPEAL OF DENIED CLAIM BASED ON TOTAL DISABILITY. If a claim based on Total Disability is denied, a claimant, or his or her representative, may appeal the denied claim in writing within 180 days of receipt of the written notice of denial. The claimant may submit any written comments, documents, records, and any other information relating to the claim. Upon request, the claimant will also have access to, and the right to obtain copies of, all documents, records and information relevant to his or her claim free of charge.

A full review of the information in the claim file and any new information submitted to support the appeal will be conducted. The claim decision on review will be made by the Administrative Committee. The Administrative Committee will consist of individuals who were not involved in the initial claim determination, and who are not subordinate to any person involved in the initial claim determination. This review will not afford any deference to the initial claim determination.

If the initial adverse decision was based in whole or in part on a medical judgment, the Administrative Committee will consult with a healthcare professional who has appropriate training and experience in the field of medicine involved in the medical judgment, was not consulted in the initial adverse determination and is not a subordinate of the healthcare professional who was consulted in the initial adverse determination.

Before an adverse determination on review is issued, the Administrative Committee will provide the claimant, free of charge, with any new or additional evidence considered, relied upon, or generated by (or at the direction of) the Administrative Committee in connection with the review of the claim. Such evidence will be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the claimant a reasonable opportunity to respond prior to that date.

Before the Administrative Committee issues an adverse determination on review based on a new or additional rationale, the Administrative Committee will provide the claimant, free of charge, with the rationale. The rationale will be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the claimant a reasonable opportunity to respond prior to that date.

The Administrative Committee will make a determination on an appealed claim within 45 days of the receipt of an appeal request. This period may be extended for an additional 45 days if the Administrative Committee determines that special circumstances require an extension of time. A written notice of the extension, the reason for the extension and the date that the Administrative Committee expects to render a decision will be furnished to the claimant within the initial 45-day period. However, if the period of time is extended due to a claimant’s failure to submit information necessary to decide the appeal, the period for making the benefit determination will be tolled from the date on which the notification of the extension is sent until the date on which the claimant responds to the request for additional information.

If the claim on appeal is denied in whole or in part, a claimant will receive a written notification of the denial. The notice will follow the rules of 29 C.F.R. § 2560.503-1(o) for culturally and linguistically appropriate notices and will be written in a manner calculated to be understood by the claimant. The notice will include:

(i)	the specific reason(s) for the adverse determination;

(ii)	references to the specific Plan provisions on which the determination was based;

(iii)	a statement regarding the right to receive upon request and free of charge reasonable access to, and copies of, all records, documents and other information relevant to the claim;

(iv)	a statement of the right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review;

(v)
a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (i) the views presented by the claimant to the Administrative Committee of healthcare professionals treating the claimant and vocational professionals who evaluated the claimant; (ii) the views of medical or vocational experts whose advice was obtained by or on behalf of the Administrative Committee in connection with a claimant’s adverse determination, without regard to whether the advice was relied upon in making the determination; and (iii) a disability determination regarding the claimant presented by the claimant to the Administrative Committee made by the Social Security Administration;

(vi)
if the determination is based on medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the relevant medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(vii)
either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse benefit determination, or a statement that such rules, guidelines, protocols, standards, or other similar criteria of the Plan do not exist.

A claimant has the right to request a written explanation of any violation of these claims procedures. The Administrative Committee will provide an explanation within 10 days of any such request.

E.
EXHAUSTION OF CLAIMS PROCEDURES AND STATUTE OF LIMITATIONS FOR CIVIL ACTIONS. Any Participant, Beneficiary, or other person made subject to these claims procedures must follow and exhaust such claims procedures before taking action in any other forum regarding a claim for benefits under the Plan or alleging a violation of or seeking any remedy under any provision of ERISA or other applicable law. No suit or legal action may be commenced after the earlier of (1) one year after the date of the notice of the final decision on appeal, or (2) one year after the date that a timely notice of final decision on appeal would have been required to be issued if a timely appeal had been filed.”

6.    All other provisions of the Plan shall remain in full force and effect.

CARDINAL HEALTH, INC.
FINANCIAL BENEFIT PLANS COMMITTEE

By:	/s/ Kendell Sherrer
Its:	VP, Global Benefits
Date:	12/19/2018